Exhibit 99.2(c)

THIRD AMENDMENT TO MASTER REPURCHASE AND SECURITIES CONTRACT AGREEMENT

THIS THIRD AMENDMENT TO MASTER REPURCHASE AND SECURITIES CONTRACT AGREEMENT (the “Amendment”), dated as of September 10, 2019 (the “Effective Date”), made by RCC REAL ESTATE SPE 6, LLC, a Delaware limited liability company (“Seller”), and MORGAN STANLEY BANK, N.A., a national banking association, as buyer (together with its successors and assigns, the “Buyer”).

RECITALS:

WHEREAS, Seller and Buyer have entered into that certain Master Repurchase and Securities Contract Agreement, dated as of September 10, 2015, as amended by that certain First Amendment to Master Repurchase and Securities Contract Agreement and other Transaction Documents, dated as of July 12, 2018, as further amended by that certain Second Amendment to Master Repurchase and Securities Contract Agreement, dated as of September 10, 2018 (as the same has been and may hereafter be further amended, restated or supplemented from time to time, the “Master Repurchase Agreement”);

WHEREAS, Seller has requested certain changes to the terms of the Master Repurchase Agreement; and

WHEREAS, Buyer is willing to amend the Master Repurchase Agreement by this Amendment to reflect the modifications and amendments set forth below.

now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

1.Defined Terms.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Master Repurchase Agreement.

2.Amendments.  The Master Repurchase Agreement, on and as of the Effective Date, is hereby modified as follows:

(a)The definition of “Facility Amount” in Section 2 of the Master Repurchase Agreement is hereby deleted and replaced with the following:

““Facility Amount” shall mean $37,206,440.00.”

(b)The definition of “Facility Termination Date” in Section 2 of the Master Repurchase Agreement is hereby deleted and replaced with the following:

““Facility Termination Date” shall mean October 31, 2019.”

(c)Section 3(i) of the Master Repurchase Agreement is hereby deleted and replaced with the following:

“(i)Seller shall be entitled to terminate all remaining Transactions on demand, and repurchase the all remaining Purchased Assets on any Business Day prior to the applicable Repurchase Date (an “Early Repurchase Date”); provided, however, that:

(i)no Default, Event of Default or Margin Deficit shall be continuing or would occur or result from such early repurchase, provided, that Seller may repurchase the related Purchased Asset to cure any (A) Margin Deficit in accordance with Section 4 and (B) Default;

(ii)Seller revocably notifies Buyer in writing, no later than five (5) Business Days prior to the Early Repurchase Date, of its intent to terminate all Transactions simultaneously and repurchase the related Purchased Assets; and

(iii)Seller shall pay to Buyer on the Early Repurchase Date an amount equal to the sum of the Repurchase Prices for all outstanding Transaction, all Transaction Costs and any other amounts payable by Seller and outstanding under this Agreement or the other Transaction Documents (including, without limitation, Section 3(o), Section 3(p) and Section 3(q) of this Agreement, if any) with respect to all outstanding Transactions against transfer to Seller or its agent of the Purchased Assets. For the avoidance of doubt, in the event that Seller elects to repurchase in whole or in part any of the remaining Purchased Assets in effect as of the date hereof, Seller shall be required to purchase in full all of the remaining Purchased Assets simultaneously.

(d)Section 9(a) of the Master Repurchase Agreement is hereby deleted and replaced with the following: “[Reserved]”.

3.Representations and Warranties.  Seller hereby represents to Buyer as of the Effective Date as follows:

(a)Seller has, to the extent applicable, the power and requisite authority to execute, deliver and perform its obligations under this Amendment and any other document executed in connection herewith and, to the extent applicable, is duly authorized to, and has taken all action necessary to authorize such party to, execute, deliver and perform its obligations under this Amendment;

(b)This Amendment constitutes legal, valid and binding obligations of Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally, and general principles of equity; and

(c)No consent, approval, authorization or order of any court or Governmental Authority or any third party is required in connection with the execution and delivery by Seller of this Amendment or to consummate the transactions contemplated hereby, other than those that have been obtained by such party.

4.Effectiveness of Amendment.  The effectiveness of this Amendment and the transactions contemplated hereunder is subject to receipt by Buyer of the following:

(a)Amendment.  This Amendment, duly executed and delivered by the parties hereto;

(b)Responsible Officer Certificate.   A signed certificate from a Responsible Officer of Seller certifying: (i) that no amendments have been made to the organizational documents of Seller since September 10, 2015, unless otherwise stated therein; and (ii) the authority of Seller to execute and deliver this Amendment and the other Transaction Documents to be executed and delivered in connection with this Amendment.

(c)Good Standing.  Certificates of existence and good standing and/or qualification to engage in business for the Seller.

(d)Legal Opinion.  [Reserved].

(e)Fees and Expenses.  Payment by Seller of: (i) the Extension Fee in the amount of Twenty-Five Thousand Dollars and No/100 ($25,000.00) on the date hereof and (ii) the actual costs and expenses, including, without limitation, the reasonable fees and expenses of counsel to Buyer, incurred by Buyer in connection with this Amendment and the transactions contemplated hereby.

5.Representations and Warranties.  All representations and warranties in the Master Repurchase Agreement are true, correct, complete and accurate in all respects as of the date hereof (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date or as may be set forth in any Exceptions Report).

6.Continuing Effect; Reaffirmation of Guaranty.  As amended by this Amendment, all terms, covenants and provisions of the Master Repurchase Agreement are ratified and confirmed and shall remain in full force and effect.  In addition, any and all guaranties and indemnities for the benefit of Buyer (including, without limitation, the Guaranty) and agreements subordinating rights and liens to the rights and liens of Buyer, are hereby ratified and confirmed and shall not be released, diminished, impaired, reduced or adversely affected by this Amendment, and each party indemnifying Buyer, and each party subordinating any right or lien to the rights and liens of Buyer, hereby consents, acknowledges and agrees to the modifications set forth in this Amendment and waives any common law, equitable, statutory or other rights which such party might otherwise have as a result of or in connection with this Amendment.

7.Binding Effect; No Partnership; Counterparts.  The provisions of the Master Repurchase Agreement, as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto.  For the purpose of facilitating the execution of this Amendment as herein provided, this Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

8.Further Agreements.   Seller agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Buyer and as may be necessary or appropriate from time to time to effectuate the purposes of this Amendment.

9.Governing Law.  The provisions of Article 18 of the Master Repurchase Agreement are incorporated herein by reference.

10.Headings.  The headings of the sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.

11.References to Transaction Documents.  All references to the Master Repurchase Agreement in any Transaction Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Master Repurchase Agreement as amended hereby, unless the context expressly requires otherwise.

12.No Waiver.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Buyer under the Master Repurchase Agreement or any other Transaction Document, nor constitute a waiver of any provision of the Master Repurchase Agreement or any other Transaction Document by any of the parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed and delivered as of the date first above written.

BUYER:

MORGAN STANLEY BANK, N.A., a national
banking association

By:	/s/ Anthony Preisano
	Name:	Anthony Preisano
	Title:	Authorized Signatory

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Signature Page to Third Amendment to MRA

SELLER:

RCC REAL ESTATE SPE 6 LLC, a Delaware
limited liability company

By:	/s/ Michael A. Pierro
	Name:	Michael A. Pierro
	Title:	Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Signature Page to Third Amendment to MRA

The undersigned hereby acknowledges the execution of the Amendment and agrees that the Guaranty and agreements therein subordinating rights and liens to the rights and liens of Buyer, are hereby ratified and confirmed and shall not be released, diminished, impaired, reduced or adversely affected by this Amendment, and each party indemnifying Buyer therein, and each party subordinating any right or lien to the rights and liens of Buyer, therein, hereby acknowledges the modifications set forth in this Amendment and waives any common law, equitable, statutory or other rights which such party might otherwise have as a result of or in connection with this Amendment.  In addition, the undersigned reaffirms its obligations under the Guaranty and agrees that its obligations under the Guaranty shall remain in full force and effect and apply to the additional components referenced in this Amendment.

GUARANTOR:

EXANTAS CAPITAL CORP., a Maryland
corporation

By:	/s/ Matthew Stern
	Name:	Matthew Stern
	Title:	President

Signature Page to Third Amendment to MRA